EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38152 and Registration Statement No. 333-61114 of Harleysville Savings Financial Corporation on Form S-8 and Registration Statement No. 333-38970 of Harleysville Savings Financial Corporation on Form S-3 of our report dated December 12, 2005, incorporated by reference in this Annual Report on Form 10-K of Harleysville Savings Financial Corporation for the year ended September 30, 2005.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 19, 2005